Boston Scientific Announces Results for Second Quarter 2024

Marlborough, Mass. (July 24, 2024) -- Boston Scientific Corporation (NYSE: BSX) generated net sales of $4.120 billion during the second quarter of 2024, growing 14.5 percent on a reported basis, 16.1 percent on an operational1 basis and 14.7 percent on an organic2 basis, all compared to the prior year period. The company reported GAAP net income attributable to Boston Scientific common stockholders of $324 million or $0.22 per share (EPS), compared to $261 million or $0.18 per share a year ago, and achieved adjusted3 EPS of $0.62 for the period, compared to $0.53 a year ago.

"We delivered a quarter marked by exceptional performance, reflecting our global team’s relentless pursuit of innovation that is supported by strong clinical evidence and investments aligned with our strategy of category leadership,” said Mike Mahoney, chairman and chief executive officer, Boston Scientific. “We remain excited about our plans for the future, and I am incredibly grateful for the commitment and winning spirit of our employees around the world.”

Second quarter financial results and recent developments:

•Reported net sales of $4.120 billion, representing an increase of 14.5 percent on a reported basis, compared to the company's guidance range of 10.5 to 12.5 percent; 16.1 percent on an operational basis; and 14.7 percent on an organic basis, compared to the company's guidance range of 10 to 12 percent, all compared to the prior year period.

•Reported GAAP net income attributable to Boston Scientific common stockholders of $0.22 per share, compared to the company's guidance range of $0.35 to $0.37 per share, and achieved adjusted EPS of $0.62 per share, compared to the guidance range of $0.57 to $0.59 per share.

•Achieved the following net sales growth in each reportable segment, compared to the prior year period:
◦MedSurg: 9.0 percent reported, 10.1 percent operational and 7.6 percent organic
◦Cardiovascular: 17.8 percent reported, 19.7 percent operational and 19.0 percent organic

•Achieved the following net sales growth in each region, compared to the prior year period:
◦United States (U.S.): 16.9 percent reported and operational
◦Europe, Middle East and Africa (EMEA): 13.7 percent reported and 16.1 percent operational
◦Asia-Pacific (APAC): 7.0 percent reported and 13.2 percent operational
◦Latin America and Canada (LACA): 15.3 percent reported and 15.7 percent operational
◦Emerging Markets4: 14.8 percent reported and 19.3 percent operational

•Received National Medical Products Administration (NMPA) approval in China for the FARAPULSE™ Pulsed Field Ablation (PFA) System.

•Presented the following clinical data at Heart Rhythm 2024:
◦Outcomes from a sub-analysis of the pivotal ADVENT clinical trial of the FARAPULSE PFA System, which demonstrated that treatment with the system resulted in an atrial arrhythmia burden (i.e., the total arrhythmia duration experienced by a patient) of less than 0.1% – a clinically meaningful threshold – in significantly more patients compared to thermal ablation.
◦Acute outcomes from the global FARADISE registry, which demonstrated favorable 30-day outcomes in more than 1,100 patients treated with the FARAPULSE PFA System, with no deaths or reports of coronary spasm, persistent phrenic nerve palsy, atrioesophageal fistula or pulmonary vein stenosis.
◦Positive results from the ongoing pivotal MODULAR ATP clinical trial of the Modular CRM (mCRM™) System5 which met all pre-specified six-month safety and effectiveness endpoints. This is the first modular cardiac rhythm management (mCRM) system that consists of the EMBLEM™ Subcutaneous Implantable Defibrillator (S-ICD) System and the EMPOWER™ Leadless Pacemaker.

•Initiated the U.S. launch of the AGENT™ Drug-Coated Balloon, indicated to treat in-stent restenosis in patients with coronary artery disease, and received NMPA approval for the device in China.

•Announced agreement to acquire Silk Road Medical, Inc., (Nasdaq: SILK) a publicly traded medical technology company that commercialized a platform of products to prevent stroke in patients with carotid artery disease, subject to customary closing conditions.

•Presented outcomes at the 2024 American Society of Pain & Neuroscience meeting from three follow-up studies of patients treated with the Intracept™ Intraosseous Nerve Ablation System, which demonstrated significant improvements in vertebrogenic pain with nearly one-third of patients 100% pain free after five years.

•Elected to the company’s board of directors Dr. Cheryl Pegus, former partner at Morgan Health and former executive vice president of Health & Wellness at Walmart.

1. Operational net sales growth excludes the impact of foreign currency fluctuations.
2. Organic net sales growth excludes the impact of foreign currency fluctuations and net sales attributable to acquisitions and divestitures for which there are less than a full period of comparable net sales.
3. Adjusted EPS excludes the impacts of certain charges (credits) which may include amortization expense, goodwill and other intangible asset impairment charges, acquisition/divestiture-related net charges (credits), investment portfolio net losses (gains) and impairments, restructuring and restructuring-related net charges (credits), certain litigation-related net charges (credits), European Union Medical Device Regulation (EU MDR) implementation costs, debt extinguishment net charges, deferred tax expenses (benefits) and certain discrete tax items.
4. Periodically, we assess our list of Emerging Markets countries, and effective January 1, 2023, modified our list to include all countries except the United States, Western and Central Europe, Japan, Australia, New Zealand and Canada.
5. The EMPOWER Leadless Pacemaker is an investigational device and limited by U.S. law to investigational use only. It is not available for sale. Some device references are for informational purposes only and are pending CE Mark. Not available in the European Economic Area.

Net sales for the second quarter by business and region:

			Increase/(Decrease)
	Three Months Ended June 30,		Reported Basis	Impact of Foreign Currency Fluctuations	Operational Basis	Impact of Recent Acquisitions/Divestitures	Organic Basis
(in millions)	2024	2023
Endoscopy	$676	$631	7.1%	1.3%	8.4%	(0.5)%	7.9%
Urology	525	485	8.2%	0.9%	9.1%	—%	9.1%
Neuromodulation	282	244	15.5%	0.7%	16.2%	(12.5)%	3.7%
MedSurg	1,483	1,360	9.0%	1.0%	10.1%	(2.5)%	7.6%
Cardiology	2,047	1,704	20.1%	1.9%	22.0%	—%	22.0%
Peripheral Interventions	590	535	10.2%	2.1%	12.3%	(2.8)%	9.4%
Cardiovascular	2,637	2,239	17.8%	1.9%	19.7%	(0.7)%	19.0%
Net Sales	$4,120	$3,599	14.5%	1.6%	16.1%	(1.4)%	14.7%

			Increase/(Decrease)
	Three Months Ended June 30,		Reported Basis	Impact of Foreign Currency Fluctuations	Operational Basis
(in millions)	2024	2023
U.S.	$2,466	$2,110	16.9%	—%	16.9%
EMEA	822	723	13.7%	2.5%	16.1%
APAC	670	626	7.0%	6.2%	13.2%
LACA	162	140	15.3%	0.4%	15.7%
Net Sales	$4,120	$3,599	14.5%	1.6%	16.1%

Emerging Markets[4]	$680	$592	14.8%	4.6%	19.3%

Amounts may not add due to rounding. Growth rates are based on actual, non-rounded amounts and may not recalculate precisely.

Net sales growth rates that exclude the impact of foreign currency fluctuations and/or the impact of acquisitions/divestitures are not prepared in accordance with U.S. GAAP.

Guidance for Full Year and Third Quarter 2024

The company estimates net sales growth for the full year 2024, versus the prior year period, to be in range of approximately 13.5 to 14.5 percent on a reported basis, and 13 to 14 percent on an organic basis. Full year organic net sales guidance excludes the impact of foreign currency fluctuations and net sales attributable to acquisitions and divestitures for which there are less than a full period of comparable net sales. The company estimates EPS on a GAAP basis in a range of $1.34 to $1.38 and estimates adjusted EPS, excluding certain charges (credits), of $2.38 to $2.42.

The company estimates net sales growth for the third quarter of 2024, versus the prior year period, to be in a range of approximately 13 to 15 percent on both a reported basis and organic basis. Third quarter organic net sales guidance excludes the impact of foreign currency fluctuations and net sales attributable to acquisitions and divestitures for which there are less than a full period of comparable net sales. The company estimates EPS on a GAAP basis in a range of $0.36 to $0.38 and adjusted EPS, excluding certain charges (credits), of $0.57 to $0.59.

Conference Call Information
Boston Scientific management will be discussing these results with analysts on a conference call today at 8:00 a.m. ET. The company will webcast the call to interested parties through its website: investors.bostonscientific.com. Please see the website for details on how to access the webcast. The webcast will be available for approximately one year on the Boston Scientific website.

About Boston Scientific
Boston Scientific transforms lives through innovative medical technologies that improve the health of patients around the world.  As a global medical technology leader for more than 40 years, we advance science for life by providing a broad range of high performance solutions that address unmet patient needs and reduce the cost of health care. Our portfolio of devices and therapies helps physicians diagnose and treat complex cardiovascular, respiratory, digestive, oncological, neurological and urological diseases and conditions. Learn more at www.bostonscientific.com and connect on LinkedIn and X, formerly Twitter.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by words like "anticipate," "expect," "project," "believe," "plan," "estimate," "may," "intend" and similar words. These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance. These forward-looking statements include, among other things, statements regarding our expected net sales; reported, operational and organic revenue growth rates; reported and adjusted EPS for the third quarter and full year 2024; our financial performance; acquisitions; clinical trials; our business plans and product performance; and new and anticipated product approvals and launches. If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements. These factors, in some cases, have affected and in the future (together with other factors) could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the statements expressed in this press release. As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements.

Risks and uncertainties that may cause such differences include, among other things: economic conditions, including the impact of foreign currency fluctuations; future U.S. and global political, competitive, reimbursement and regulatory conditions; geopolitical events; manufacturing, distribution and supply chain disruptions and cost increases; disruptions caused by cybersecurity events; disruptions caused by public health emergencies or extreme weather or other climate change-related events; labor shortages and increases in labor costs; variations in outcomes of ongoing and future clinical trials and market studies; new product introductions; expected procedural volumes; the closing and integration of acquisitions; demographic trends; intellectual property; litigation; financial market conditions; the execution and effect of our business strategy, including our cost-savings and growth initiatives; and future business decisions made by us and our competitors. New risks and uncertainties may arise from time to time and are difficult to predict accurately and many of them are beyond our control. For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item 1A - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter. We disclaim any intention or obligation to publicly update or revise any forward-looking statements to reflect any change in our expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements, except as required by law. This cautionary statement is applicable to all forward-looking statements contained in this press release.

Note: Amounts reported in millions within this press release are computed based on the amounts in thousands. As a result, the sum of the components reported in millions may not equal the total amount reported in millions due to rounding. Certain columns and rows within tables may not add due to the use of rounded numbers. Percentages presented are calculated from the underlying unrounded amounts.

Use of Non-GAAP Financial Information
A reconciliation of the company's non-GAAP financial measures to the corresponding GAAP measures, and an explanation of the company's use of these non-GAAP financial measures, is included in the exhibits attached to this press release.

CONTACT:
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BOSTON SCIENTIFIC CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
in millions, except per share data	2024	2023	2024	2023

Net sales	$4,120	$3,599	$7,977	$6,988
Cost of products sold	1,270	1,058	2,479	2,098
Gross profit	2,850	2,542	5,498	4,891

Operating expenses:
Selling, general and administrative expenses	1,446	1,354	2,810	2,570
Research and development expenses	383	359	749	695
Royalty expense	9	12	19	23
Amortization expense	213	210	427	412
Intangible asset impairment charges	276	57	276	57
Contingent consideration net expense (benefit)	2	19	18	31
Restructuring net charges (credits)	1	16	5	36
	2,330	2,028	4,303	3,825
Operating income (loss)	520	514	1,195	1,066

Other income (expense):
Interest expense	(77)	(70)	(146)	(135)
Other, net	(23)	(18)	(21)	(61)
Income (loss) before income taxes	420	426	1,028	870
Income tax expense (benefit)	98	156	213	287
Net income (loss)	322	270	815	584
Preferred stock dividends	—	(9)	—	(23)
Net income (loss) attributable to noncontrolling interests	(2)	—	(4)	—
Net income (loss) attributable to Boston Scientific common stockholders	$324	$261	$819	$561

Net income (loss) per common share - basic	$0.22	$0.18	$0.56	$0.39
Net income (loss) per common share - diluted	$0.22	$0.18	$0.55	$0.39

Weighted-average shares outstanding
Basic	1,470.6	1,446.2	1,469.5	1,441.0
Diluted	1,484.2	1,456.2	1,483.0	1,451.1

BOSTON SCIENTIFIC CORPORATION
NON-GAAP NET INCOME AND NET INCOME PER SHARE RECONCILIATIONS
(Unaudited)

	Three Months Ended June 30, 2024
(in millions, except per share data)	Gross Profit	Operating Expenses	Operating Income (Loss)	Other Income (Expense)	Income (Loss) Before Income Taxes	Net Income (Loss)	Preferred Stock Dividends	Net Income (Loss) Attributable to Noncontrolling Interests	Net Income (Loss) Attributable to Boston Scientific Common Stockholders	Impact per Share
Reported	$2,850	$2,330	$520	$(100)	$420	$322	$—	$(2)	$324	$0.22
Non-GAAP adjustments:
Amortization expense	—	(213)	213	—	213	184	—	2	182	0.12
Intangible asset impairment charges	—	(276)	276	—	276	243	—	—	243	0.16
Acquisition/divestiture-related net charges (credits)	11	(37)	48	1	49	38	—	—	38	0.03
Restructuring and restructuring-related net charges (credits)	30	(20)	50	—	50	44	—	—	44	0.03
Investment portfolio net losses (gains) and impairments	—	—	—	31	31	29	—	—	29	0.02
EU MDR implementation costs	8	(4)	12	—	12	10	—	—	10	0.01
Deferred tax expenses (benefits)	—	—	—	—	—	44	—	—	44	0.03
Adjusted	$2,899	$1,780	$1,119	$(68)	$1,051	$913	$—	$(0)	$914	$0.62

	Three Months Ended June 30, 2023
(in millions, except per share data)	Gross Profit	Operating Expenses	Operating Income (Loss)	Other Income (Expense)	Income (Loss) Before Income Taxes	Net Income (Loss)	Preferred Stock Dividends	Net Income (Loss) Attributable to Noncontrolling Interests	Net Income (Loss) Attributable to Boston Scientific Common Stockholders	Impact per Share(1)
Reported	$2,542	$2,028	$514	$(88)	$426	$270	$(9)	$—	$261	$0.18
Non-GAAP adjustments:
Amortization expense	—	(210)	210	—	210	182	—	—	182	0.12
Intangible asset impairment charges	—	(57)	57	—	57	54	—	—	54	0.04
Acquisition/divestiture-related net charges (credits)	16	(106)	122	(4)	118	175	—	—	175	0.12
Restructuring and restructuring-related net charges (credits)	18	(23)	42	—	42	35	—	—	35	0.02
Investment portfolio net losses (gains) and impairments	—	—	—	(2)	(2)	5	—	—	5	0.00
EU MDR implementation costs	14	(6)	20	—	20	17	—	—	17	0.01
Deferred tax expenses (benefits)	—	—	—	—	—	47	—	—	47	0.03
Discrete tax items	—	—	—	—	—	1	—	—	1	0.00
Adjusted	$2,590	$1,626	$964	$(93)	$871	$786	$(9)	$—	$777	$0.53

(1)For the three months ended June 30, 2023, the effect of assuming the conversion of 5.50% Mandatory Convertible Preferred Stock, Series A (MCPS) into shares of common stock was anti-dilutive, and therefore excluded from the calculation of EPS. Accordingly, GAAP net income and adjusted net income were reduced by cumulative Preferred stock dividends, as presented within our unaudited consolidated statements of operations, for purposes of calculating net income attributable to Boston Scientific common stockholders. On June 1, 2023, all outstanding shares of MCPS automatically converted into shares of common stock.

An explanation of the company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
NON-GAAP NET INCOME AND NET INCOME PER SHARE RECONCILIATIONS
(Unaudited)

	Six Months Ended June 30, 2024
in millions, except per share data	Gross Profit	Operating Expenses	Operating Income (Loss)	Other Income (Expense)	Income (Loss) Before Income Taxes	Net Income (Loss)	Preferred Stock Dividends	Net Income (Loss) Attributable to Noncontrolling Interests	Net Income (Loss) Attributable to Boston Scientific Common Stockholders	Impact per Share
Reported	$5,498	$4,303	$1,195	$(167)	$1,028	$815	$—	$(4)	$819	$0.55
Non-GAAP adjustments:
Amortization expense	—	(427)	427	—	427	369	—	4	364	0.25
Intangible asset impairment charges	—	(276)	276	—	276	243	—	—	243	0.16
Acquisition/divestiture-related net charges (credits)	22	(90)	112	0	112	115	—	—	115	0.08
Restructuring and restructuring-related net charges (credits)	55	(42)	97	—	97	84	—	—	84	0.06
Investment portfolio net losses (gains) and impairments	—	—	—	18	18	18	—	—	18	0.01
EU MDR implementation costs	17	(8)	26	—	26	22	—	—	22	0.01
Deferred tax expenses (benefits)	—	—	—	—	—	81	—	—	81	0.05
Adjusted	$5,592	$3,461	$2,131	$(148)	$1,983	$1,746	$—	$1	$1,745	$1.18

	Six Months Ended June 30, 2023
in millions, except per share data	Gross Profit	Operating Expenses	Operating Income (Loss)	Other Income (Expense)	Income (Loss) Before Income Taxes	Net Income (Loss)	Preferred Stock Dividends	Net Income (Loss) Attributable to Noncontrolling Interests	Net Income (Loss) Attributable to Boston Scientific Common Stockholders	Impact per Share (2)
Reported	$4,891	$3,825	$1,066	$(195)	$870	$584	$(23)	$—	$561	$0.39
Non-GAAP adjustments:
Amortization expense	—	(412)	412	—	412	357	—	—	357	0.25
Intangible asset impairment charges	—	(57)	57	—	57	54	—	—	54	0.04
Acquisition/divestiture-related net charges (credits)	27	(145)	172	6	178	242	—	—	242	0.17
Restructuring and restructuring-related net charges (credits)	35	(51)	86	—	86	71	—	—	71	0.05
Investment portfolio net losses (gains) and impairments	—	—	—	19	19	20	—	—	20	0.01
EU MDR implementation costs	25	(11)	36	—	36	31	—	—	31	0.02
Deferred tax expenses (benefits)	—	—	—	—	—	88	—	—	88	0.06
Discrete tax items	—	—	—	—	—	26	—	—	26	0.02
Adjusted	$4,978	$3,148	$1,829	$(171)	$1,659	$1,472	$(23)	$—	$1,449	$1.00

(2)For the six months ended June 30, 2023, the effect of assuming the conversion of MCPS into shares of common stock was anti-dilutive, and therefore excluded from the calculation of EPS. Accordingly, GAAP net income and adjusted net income were reduced by cumulative Preferred stock dividends, as presented in our unaudited consolidated statements of operations, for purposes of calculating net income attributable to common stockholders. On June 1, 2023, all outstanding shares of MCPS automatically converted into shares of common stock.

An explanation of the company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
Q3 and FY 2024 GUIDANCE RECONCILIATIONS
(Unaudited)
Net Sales

	Q3 2024 Estimate		Full Year 2024 Estimate
	(Low)	(High)	(Low)	(High)
Reported growth	13.0%	15.0%	13.5%	14.5%
Impact of foreign currency fluctuations	1.0%	1.0%	1.0%	1.0%
Operational growth	14.0%	16.0%	14.5%	15.5%
Impact of acquisitions/divestitures	(1.0)%	(1.0)%	(1.5)%	(1.5)%
Organic growth	13.0%	15.0%	13.0%	14.0%

Earnings per Share

	Q3 2024 Estimate		Full Year 2024 Estimate
	(Low)	(High)	(Low)	(High)
GAAP results	$0.36	$0.38	$1.34	$1.38

Amortization expense	0.12	0.12	0.48	0.48
Intangible asset impairment charges	—	—	0.16	0.16
Acquisition/divestiture-related net charges (credits)	0.03	0.03	0.13	0.13
Restructuring and restructuring-related net charges (credits)	0.03	0.03	0.11	0.11
Other adjustments	0.04	0.04	0.16	0.16
Adjusted results	$0.57	$0.59	$2.38	$2.42

Use of Non-GAAP Financial Measures

To supplement our unaudited consolidated financial statements presented on a GAAP basis, we disclose certain non-GAAP financial measures, including adjusted net income (loss), adjusted net income (loss) attributable to Boston Scientific common stockholders and adjusted net income (loss) per share (EPS) that exclude certain charges (credits); operational net sales, which exclude the impact of foreign currency fluctuations; and organic net sales, which exclude the impact of foreign currency fluctuations as well as the impact of acquisitions and divestitures with less than a full period of comparable net sales. These non-GAAP financial measures are not in accordance with generally accepted accounting principles in the United States and should not be considered in isolation from or as a replacement for the most directly comparable GAAP financial measures. Further, other companies may calculate these non-GAAP financial measures differently than we do, which may limit the usefulness of those measures for comparative purposes.

To calculate adjusted net income (loss), adjusted net income (loss) attributable to Boston Scientific common stockholders and adjusted net income (loss) per share, we exclude certain charges (credits) from GAAP net income and GAAP net income attributable to Boston Scientific common stockholders, which include amortization expense, goodwill and other intangible asset impairment charges, acquisition/divestiture-related net charges (credits), investment portfolio net losses (gains) and impairments, restructuring and restructuring-related net charges (credits), certain litigation-related net charges (credits), EU MDR implementation costs, debt extinguishment net charges, deferred tax expenses (benefits) and certain discrete tax items. Amounts are presented after-tax using the company's effective tax rate, unless the amount is a significant unusual or infrequently occurring item in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 740-270-30, “General Methodology and Use of Estimated Annual Effective Tax Rate.” Please refer to Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission or Part I, Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations in any Quarterly Report on Form 10-Q that we have filed or will file thereafter for an explanation of each of these adjustments and the reasons for excluding each item.

The GAAP financial measures most directly comparable to adjusted net income (loss), adjusted net income (loss) attributable to Boston Scientific common stockholders and adjusted net income (loss) per share are GAAP net income (loss), GAAP net income (loss) attributable to Boston Scientific common stockholders and GAAP net income (loss) per common share – diluted, respectively.

To calculate operational net sales growth rates, which exclude the impact of foreign currency fluctuations, we convert actual net sales from local currency to U.S. dollars using constant foreign currency exchange rates in the current and prior periods. To calculate organic net sales growth rates, we also remove the impact of acquisitions and divestitures with less than a full period of comparable net sales. The GAAP financial measure most directly comparable to operational net sales and organic net sales is net sales reported on a GAAP basis.

Reconciliations of each of these non-GAAP financial measures to the corresponding GAAP financial measure are included in the accompanying schedules.

Management uses these supplemental non-GAAP financial measures to evaluate performance period over period, to analyze the underlying trends in our business, to assess our performance relative to our competitors and to establish operational goals and forecasts that are used in allocating resources. In addition, management uses these non-GAAP financial measures to further its understanding of the performance of our operating segments. The adjustments excluded from our non-GAAP financial measures are consistent with those excluded from our operating segments’ measures of net sales and profit or loss. These adjustments are excluded from the segment measures reported to our chief operating decision maker that are used to make operating decisions and assess performance.

We believe that presenting adjusted net income (loss), adjusted net income (loss) attributable to Boston Scientific common stockholders, adjusted net income (loss) per share, operational net sales growth rates and organic net sales growth rates, in addition to the corresponding GAAP financial measures, provides investors greater transparency to the information used by management for its operational decision-making and allows investors to see our results “through the eyes” of management. We further believe that providing this information assists our investors in understanding our operating performance and the methodology used by management to evaluate and measure such performance.